                                                        EXHIBIT 11.1 TO FORM S-1

                       COMPUTATION OF EARNINGS PER SHARE

                                   CORE, INC.

                                FOR THE YEAR ENDED            FOR THE THREE MONTHS ENDED
                                   DECEMBER 31,                        MARCH 31,
                         -----------------------------------  -----------------------------
                            1993         1994        1995          1995           1996
                         -----------  -----------  ---------  --------------  -------------
Primary:
  Average shares
   outstanding..........   4,611,000    4,668,000  4,755,000       4,739,930     4,807,000
  Shares issuable on
   assumed exercise of
   dilutive options and
   warrants--based on
   treasury stock method
   using average market
   price................                                                           725,000
                         -----------  -----------  ---------  --------------  ------------
    Totals..............   4,611,000    4,668,000  4,755,000       4,739,930     5,532,000
                         ===========  ===========  =========  ==============  ============
Net income (loss)....... $(3,375,577) $(4,699,586) $ (79,173) $   (1,151,712) $    534,965
                         ===========  ===========  =========  ==============  ============
Net income (loss) per
 share.................. $      (.73) $     (1.01) $    (.02) $        (0.24) $       0.10
                         ===========  ===========  =========  ==============  ============
Fully diluted:
  Average shares
   outstanding..........   4,611,000    4,668,000  4,755,000       4,739,930     4,807,000
  Shares issuable on
   assumed exercise of
   dilutive options and
   warrants--based on
   treasury stock method
   using quarter-end
   market price which is
   greater than average
   market price.........                                                           818,000
                         -----------  -----------  ---------  --------------  ------------
    Totals..............   4,611,000    4,668,000  4,755,000       4,739,930     5,625,000
                         ===========  ===========  =========  ==============  ============
Net income (loss)....... $(3,375,577) $(4,699,586) $ (79,173) $   (1,151,712) $    534,965
                         ===========  ===========  =========  ==============  ============
Net income (loss) per
 share.................. $     (.73)  $    (1.01)  $   (.02)  $       (0.24)  $       0.10
                         ===========  ===========  =========  ==============  ============
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